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                       [Letterhead of Katten Muchin Zavis]








                                October 27, 2000

Insurance Auto Auctions, Inc.
850 East Algonquin Road, Suite 100
Schaumburg, Illinois 60173

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel for Insurance Auto Auctions, Inc., an Illinois corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended (the "Act"), of an additional 1,000,000 shares (the "Shares") of the Company's Common Stock, no par value per share (the "Common Stock"), which may be issued pursuant to the Insurance Auto Auctions, Inc. 1991 Stock Option Plan, as restated and amended through April 24, 2000 (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of the following:

               1.   The Registration Statement;

               2.   The Company's Articles of Incorporation, as amended;

               3.   The Bylaws of the Company;

               4. Records of proceedings and actions of the Board of Directors of the Company relating to the adoption of the Plan;

               5. Records of proceedings and actions of the stockholders of the Company relating to the adoption of the Plan;

               6.   The Plan;

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               7.   The form of option agreements under the Plan (the "Option
                    Agreements");

               8.   The form of specimen certificate representing the Common
                    Stock;

               9. Certificates and written statements of public officials, officers, directors, representatives and agents of the Company; and

               10. Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

          In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

          Based upon and subject to the foregoing, we are of the opinion that, when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and when such certificates are issued and delivered by the Company and paid for in accordance with the terms of the applicable Plan, the additional 1,000,000 Shares issuable under the Plan and covered by the Registration Statement will be validly issued, fully paid and non-assessable.

          Our opinion expressed above is limited to the Illinois Business Corporation Act, the applicable provisions of the Illinois Constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act and related rules and regulations thereunder.

                                             Very truly yours,
                                             /s/ Katten Muchin Zavis
                                             Katten Muchin Zavis